Exhibit 32.2

            CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-QSB of American TonerServ Corp., a company duly formed under the laws of Delaware (the "Company"), for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ryan Vice, Principal Financial Officer of the Company, hereby certifies, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



August 14, 2006                                    /s/ Ryan Vice
                                                  ------------------------------
                                                  Ryan Vice
                                                  Principal Financial Officer




This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to American TonerServ Corp. and will be retained by American TonerServ Corp. and furnished to the Securities and Exchange Commission or its staff upon request.





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